UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 10, 2015

FREEPORT-McMoRan INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2015, Freeport-McMoRan Inc. (the “Company”) entered into a distribution agreement (the “Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”). Pursuant to the terms of the Agreement, the Company may offer and sell shares of common stock, par value $0.10 per share (the “Shares”) having aggregate gross proceeds of up to $1,000,000,000 from time to time through J.P. Morgan, as its sales agent. Sales of the Shares, if any, would be made by means of ordinary brokers’ transactions or block trades on the New York Stock Exchange at market prices or as otherwise agreed with the sales agent. The Company may also agree to sell the Shares to J.P. Morgan, as principal, for its own account, on terms agreed to by the parties to such agreement. J.P. Morgan will receive from the Company a commission equal to a percentage, not to exceed 1.50%, of the gross sales price per share of the Shares sold through it as the sales agent under the Agreement.

The Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3, which was automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 10, 2015.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Agreement, see the disclosure under the caption “Plan of distribution (conflicts of interest)” contained in the Company’s prospectus supplement dated August 10, 2015 to the prospectus dated August 10, 2015, that has been filed with the SEC pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

In the ordinary course of its business, J.P. Morgan and/or its affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us for which they have received, or may receive, separate fees. In addition, in the ordinary course of its business activities, the sales agent and/or its affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. J.P. Morgan and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Under the Company’s senior credit facilities, JPMorgan Chase Bank, N.A. is administrative agent and affiliates of J.P. Morgan are also lenders. These affiliates will receive a portion of the proceeds from the sale of the Company’s common stock hereunder to the extent such proceeds are used to repay borrowings under its senior credit facilities.

A copy of the opinion of Jones Walker LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer & Treasurer (authorized signatory and Principal Financial Officer)

Date:   August 10, 2015

Freeport-McMoRan Inc.

Exhibit Index

Exhibit Number

5.1	Opinion of Jones Walker LLP

10.1	Distribution Agreement, dated as of August 10, 2015, by and between Freeport-McMoRan Inc. and J.P. Morgan Securities LLC

23.1	Consent of Jones Walker LLP (contained in Exhibit 5.1)